UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2013

MARKETINGMOBILETEXT, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-178652	45-3539010
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

501 Santiago Avenue

Long Beach, CA 90814

(Address of principal executive offices, including zip code)

(562) 498-5880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant

On November 6, 2013, Kelly Storms, the Registrant’s principal shareholder, Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and Director, consummated the sale of Ms. Storms’ 10,000,000 shares (the “Shares”) of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) to Slimko Holdings LLC. The acquisition of the Shares, which represent 96% of the Registrant’s shares of outstanding Common Stock, resulted in a change in control of the Registrant. In connection with the sale of the Shares, Ms. Storms waived, forgave and discharged any indebtedness of any kind owed to her by the Registrant.

Security ownership of Certain Beneficial Owners and Management

Following the change in control, the following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of November 6, 2013 by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 10,400,000 shares of Common Stock issued and outstanding.

Name and address of beneficial owner	Amount of beneficial ownership	Percent of class

Slimko Holdings LLC	10,000,000	96%

All Officers and Directors as a Group (one person)	10,000,000	96%

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers.

Also on November 6, 2013, in connection with the sale of the Shares, Anslem Bartholomew was appointed a Director of the Registrant and, upon Ms. Storms resignation, was appointed to serve as the Registrant’s Chief Executive Officer and Chief Financial Officer.

Anslem Bartholomew, 43, has over fifteen years of experience in construction and project management. Mr. Bartholomew’s astuteness in interpersonal communications has enabled him to successfully direct teams of professionals and construction trades from multiple disciplines to complete projects on time and on budget. Over the past five years, Mr. Bartholomew has served as Vice President of Construction for a development and construction company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETINGMOBILETEXT, INC.
Date: November 7, 2013	By:	/s/ Anslem Bartholomew
Name: Anslem Bartholomew
Title: Chief Executive Officer